Exhibit 99.1

TuSimple Receives Expected Notice from Nasdaq Related to Delayed Filing of Annual Report on Form 10-K

SAN DIEGO (March 9, 2023) — TuSimple (Nasdaq: TSP) today announced that TuSimple Holdings Inc. (the “Company”) was unable to timely file its Annual Report on Form 10-K for the fiscal year ended December 30, 2022 (the “Form 10-K”) by the prescribed due date because the Company requires additional time to identify and select new principal accountants who will complete the review and audit of the Company’s financial statements. Based on an extension previously received from Nasdaq described below, the Company currently has until May 15, 2023 to file its Form 10-Q for the quarter ended September 30, 2022. As described below, Nasdaq may grant an extension for the Company to file the Form 10-K also by May 15, 2023.

On March 3, 2023, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed the Form 10-K with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

The Notice indicated that the Company may submit an update to its existing plan to regain compliance with the Listing Rule no later than March 20, 2023 and, following receipt of such update, Nasdaq may grant an extension of 180 calendar days from the due date of the Form 10-Q for the quarter ended September 30, 2022 (the initial delinquent filing, for which the Company submitted the plan to regain compliance and Nasdaq granted an extension of 180 calendar days), or until May 15, 2023, for the Company to file the Form 10-K.

The Audit Committee of the Board of Directors of the Company is working diligently to identify and select new principal accountants. While the Company can provide no assurances as to timing, upon retaining a new registered accounting firm, the Company plans to file the Form 10-K as soon as practicably possible to regain compliance with the Listing Rule.

About TuSimple

TuSimple is a global autonomous driving technology company headquartered in San Diego, California, with operations in Arizona, Texas, Europe, and China. Founded in 2015, TuSimple is developing a commercial-ready, fully autonomous (SAE Level 4) driving solution for long-haul heavy-duty trucks. TuSimple aims to transform the $4 trillion global truck freight industry through the company’s leading AI technology, which makes it possible for trucks to see 1,000 meters away, operate nearly continuously, and reduce fuel consumption by 10%+ relative to manually driven trucks. Visit us at www.tusimple.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to those related to the Company’s ability to complete the Form 10-Q and Form 10-K within the anticipated time period, the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s ability to engage an independent auditor, the Company’s restructuring plan including potential cost-savings, autonomous driving being an emerging technology, the development of the Company’s technologies and products, the Company’s limited operating history in a new market, the regulations governing autonomous vehicles, changes in the Company’s board of directors and senior management, the Company’s dependence on its senior management team, reliance on third-party suppliers, potential product liability or warranty claims, the protection of the Company’s intellectual property, securities class action litigation, strategic alternatives for the Company’s Asia business, and government or regulatory policies, inquiries and actions. Moreover, the Company operates in a competitive and rapidly changing environment, and new risks may emerge from time to time. The foregoing list of factors is not exhaustive.

You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on February 24, 2022, and the Company’s other filings with the SEC. These SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

SOURCE    TuSimple Holdings, Inc.

Media Contact

TuSimple PR Team, pr@tusimple.ai

Investor Relations Contact

Ryan Amerman, ryan.amerman@tusimple.ai